Exhibit 10(h)(xx)

Director Indemnification Agreement
IDACORP, Inc.

            This Agreement is made and entered into as of the ____ day of _________, 200_ by and between IDACORP, Inc., an Idaho corporation (the "Corporation"), and __________________ (the "Indemnitee").

Recitals

            Whereas, it is essential to the Corporation that it attract and retain as Directors of the Corporation and the Subsidiaries the most capable persons available; and

            Whereas, Indemnitee is a Director of the Corporation and/or one or more of the Subsidiaries and is serving as such at the request of the Corporation; and

            Whereas, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in the current environment; and

            Whereas, in addition to the indemnification to which  Indemnitee is entitled pursuant to the Idaho Business Corporation Act, the general corporation law of each other jurisdiction in which a Subsidiary for whom Indemnitee serves as a Director is organized, the Articles of Incorporation of the Corporation, as amended, and the Articles of Incorporation or similar document of each Subsidiary for whom Indemnitee serves as a Director (collectively, the "Charters"), the Corporation has purchased, at its expense, directors' liability insurance protecting Indemnitee in connection with such service; and

            Whereas, the Corporation and  Indemnitee have concluded that the indemnities available under the Charters and the insurance currently in effect need to be supplemented to more fully protect  Indemnitee against the risks associated with  Indemnitee's service as a Director of the Corporation and/or any Subsidiary; and

            Whereas, in recognition of Indemnitee's need for additional protection against personal liability in order to enhance Indemnitee's service to the Corporation and/or any Subsidiary in an effective manner, and in order to induce Indemnitee to provide services to the Corporation and/or any Subsidiary as a Director thereof, the Corporation wishes to provide in this Agreement for the indemnification of Indemnitee to the fullest extent permitted by law and as set forth in this Agreement;[ and]

            [ADD THE FOLLOWING IF THIS AGREEMENT REPLACES AN EXISTING AGREEMENT--Whereas, the Corporation and Indemnitee previously entered into a Director Indemnification Agreement dated as of ____________, ______ (the "Prior Agreement") and the Corporation and Indemnitee desire that this Agreement supersede the Prior Agreement in its entirety;]

            Now, therefore, in consideration of the foregoing, the covenants contained herein and Indemnitee's service to the Corporation and/or any Subsidiary, the Corporation and Indemnitee, intending to be legally bound, hereby agree as follows:

Section 1.                Agreement to Serve

                Indemnitee will serve or continue to serve, at will of the Corporation and/or any Subsidiary, as a Director faithfully and to the best of Indemnitee's ability so long as Indemnitee is duly elected and qualified in accordance with the applicable provisions of the applicable Charter or bylaws of the Corporation and/or any Subsidiary or until such earlier time as Indemnitee tenders his resignation in writing.

Section 2.                Definitions

            The following terms, as used herein, shall have the following respective meanings:

            2.1.            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing.

            2.2.            "Beneficial Owner" shall have the meaning set forth in Exchange Act Rule 13d‑3.

            2.3.            "Board" means the Board of Directors of the Corporation.

            2.4.            "Change in Control" means:

            (a)                any person (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) of the Exchange Act, excluding (i) the Corporation or any Subsidiary, (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Corporation, (iii) an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities ("Exchange Act Person")) is the Beneficial Owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation;

            (b)               any Exchange Act Person has commenced a tender or exchange offer to acquire any stock of the Corporation (or securities convertible into stock) for cash, securities or any other consideration provided that, after the closing of the offer with full shareholder subscription, such Exchange Act Person would be the Beneficial Owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation (calculated as provided in Paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock);

            (c)                all required shareholder approvals have been obtained for a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Corporation or Idaho Power Company (a "Qualifying Transaction"), unless, immediately following such Qualifying Transaction, all of the following will have occurred: (i) all or substantially all of the Beneficial Owners of the Corporation immediately prior to such Qualifying Transaction will be the Beneficial Owners in substantially the same proportions, directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more Subsidiaries) (as the case may be, the "Successor Entity"), (ii) no Exchange Act Person will be the Beneficial Owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (iii) at least a majority of the members of the board of directors of the Successor Entity will be Incumbent Directors;

            (d)               shareholder approval of a complete liquidation or dissolution of the Corporation or Idaho Power Company;

            (e)                within a 24-month period, individuals who were directors of the Board immediately before such period ("Incumbent Directors") cease to constitute at least a majority of the directors of the Board; provided, however, that any director who was not a director of the Board at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Exchange Act Person other than the Board; or

            (f)                 consummation of any transaction described in Section 2.4(c) or 2.4(d) if such transaction was not approved by shareholders.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or generation entities or such other entities as the Corporation or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board.

Upon the Board's determination that (x) a tender offer that constituted a Change in Control under Section 2.4(b) will not result in an Exchange Act Person becoming the Beneficial Owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation or (y) the Qualifying Transaction described in Section 2.4(c) will not be closed or (z) a complete liquidation or dissolution of the Corporation or Idaho Power Company that was approved by shareholders, as described in Section 2.4(d), will not occur, a Change in Control shall be deemed not to have occurred from such date of determination forward, and this Agreement shall continue in effect as if no Change in Control had occurred.

            2.5.            "Claim" means any threatened, pending or completed action, suit, proceeding, arbitration or other alternative dispute resolution mechanism, inquiry, hearing or investigation, whether conducted by the Corporation, a Subsidiary or any other Person, whether civil, criminal, administrative, legislative, investigative, or other, and in each case whether or not commenced prior to the date of this Agreement, that relates to a Covered Event, and includes, without limitation, those brought by or in the name of the Corporation, a Subsidiary or any Director or officer of the Corporation or of any Subsidiary.

            2.6.            "Covered Event" means any event or occurrence that takes place either prior to, on or after the date of this Agreement arising out of, or related to, the fact that Indemnitee is or was a Director, or while a Director, is or was serving at the request of the Corporation or a Subsidiary as a director, officer, employee, trustee, agent, partner, member or fiduciary of another corporation, partnership, limited liability company, association, joint venture, employee benefit plan, trust, or other enterprise or organization, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Claim is alleged action or failure to act in an Official Capacity or in any other capacity while serving as described above.  A Director is considered to be serving an employee benefit plan at the request of the Corporation or a Subsidiary if the Director's duties to the Corporation or such Subsidiary also impose duties on, or otherwise involve services by, the Director to the plan or to participants in or beneficiaries of the plan.

            2.7.            "D & O Insurance" means the directors' and officers' liability insurance issued by the insurers, and having the policy numbers, amounts and deductibles set forth in Section 5.1 hereof and any replacement or substitute policy or policies issued by one or more reputable insurers, providing, in the aggregate, at all times and in all respects, coverage at least comparable and in the same amount as that provided under the policies identified in Section 5.1 hereof.

            2.8.            "Director" means an individual who is or was a director of the Corporation and/or one or more Subsidiaries, unless the context indicates otherwise.  "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

            2.9.            "Disinterested Director" means a  Director of the Corporation, who at the time of any vote referred to in Section 7.2.2 hereof, is not:

            (a)                A party to the Claim giving rise to the subject matter of the decision being made; or

            (b)               An individual having a familial, financial, professional or employment relationship with  Indemnitee whose indemnification or advance for  Expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on such Director's judgment when voting on the decision being made.

            2.10.        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            2.11.        "Expenses" includes attorneys' fees, retainers, court costs, travel expenses, fees and expenses of experts, including accountants and other advisors, transcript costs, filing fees, telephone charges, postage, copying costs, delivery service fees and other costs, disbursements, expenses and obligations of the type typically paid or incurred in connection with (i) investigating, prosecuting or defending, being a witness in or participating in (including on appeal), or preparing  for any of the foregoing in any Claims relating to a Covered Event or (ii) establishing a right to indemnification under Section 7.2.5 hereof.

            2.12.        "Loss" means any amount which Indemnitee  incurs as a result of any Claim, including, without limitation (a) all judgments, penalties and fines, and amounts paid or to be paid in settlement, (b) all interest, assessments and other charges paid or payable in connection therewith and (c) any federal, state, local or foreign taxes imposed (net of the value to Indemnitee of any tax benefits resulting from tax deductions or otherwise as a result of the actual or deemed receipt of any payments under this Agreement).

            2.13.        "Official Capacity" means the position of Indemnitee in the Corporation and/or any Subsidiary.

            2.14.        "Other Enterprise" means any corporation (other than the Corporation or any Subsidiary), partnership, limited liability company, joint venture, association, employee benefit plan, trust or other enterprise or organization to which Indemnitee renders service at the request of the Corporation or any Subsidiary.

            2.15.        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock corporation, trust, unincorporated organization or government (or any subdivision, department, commission or agency thereof).

            2.16.        "Special Legal Counsel" means a law firm or an attorney that (a) neither is nor in the past five years has been retained to represent in any material matter the Corporation, any Subsidiary, any Other Enterprise, Indemnitee or any other party to the Claim, (b) under applicable standards of professional conduct then prevailing would not have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights to indemnification under this Agreement and (c) is reasonably acceptable to the Corporation and Indemnitee.

            2.17.        "Subsidiary" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Corporation.

            2.18.        "Trust" shall have the meaning set forth in Section 10 hereof.

            2.19.        "Voting Securities" means any securities of the Corporation that vote generally in the election of Directors of the Corporation.

Section 3.                Indemnification

            3.1.            General Indemnity Obligation.

            3.1.1.      Subject to the remaining provisions of this Agreement, the Corporation hereby indemnifies and holds Indemnitee harmless for all Losses and Expenses, until no Claims relating to any Covered Event may be asserted against Indemnitee and until any Claims commenced prior thereto are finally terminated and resolved, regardless of whether Indemnitee continues to serve as a Director.

            3.1.2.      The obligations of the Corporation under this Agreement shall apply to the fullest extent authorized or permitted by the provisions of applicable law, as presently in effect or as changed after the date of this Agreement, whether by statute or judicial decision.

            3.1.3.      If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Losses and/or Expenses paid with respect to a Claim but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify and hold Indemnitee harmless against the portion thereof to which Indemnitee is entitled.  The Reviewing Party (as such term is defined in Section 7.2.2 hereof) shall determine the portion (if less than all) of such Losses and/or Expenses for which Indemnitee is entitled to indemnification under this Agreement.

            3.1.4.      Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been wholly successful on the merits or otherwise in defense of any or all Claims relating to (or arising in whole or in part out of) a Covered Event or in defense of any issue or matter therein, including dismissal without prejudice, the Corporation shall indemnify and hold Indemnitee harmless against all Expenses incurred in connection therewith.

            3.2.            Indemnification for Serving as Witness.  Subject to the exclusions set forth in Section 4 hereof, the Corporation hereby indemnifies and holds Indemnitee harmless for all Losses and Expenses in connection with the preparation to serve or service as a witness for any Claim in which Indemnitee is not a party, if such actual or proposed service as a witness arose by reason of Indemnitee having served as a Director.

            3.3.            Events Covered.  Indemnification under Section 3.1 and/or 3.2 of this Agreement shall be available to Indemnitee regardless of whether the Covered Event that gives rise to the Claim for which Indemnitee seeks indemnification arose prior to, on or after the date of this Agreement.

Section 4.                Limitations on Indemnification

            4.1.            Coverage Limitations.  No indemnification is available pursuant to the provisions of this Agreement:

            4.1.1.      If such indemnification is prohibited by applicable law;

            4.1.2.      In respect of any Claim initiated by Indemnitee against the Corporation, any Subsidiary or any Director or officer of the Corporation or any Subsidiary, unless (i) the Corporation has joined in or consented to the initiation of such Claim or (ii) the Claim is one to enforce indemnification rights under Section 7.2.5 hereof;

            4.1.3.      In respect of any Losses, Expenses or payment of profits arising from the purchase and sale by Indemnitee of securities in accordance with the provisions of Section 16(b) of the Exchange Act or any similar provisions of any federal, state or local statutory law;

            4.1.4.      In respect of any fine or penalty arising out of a violation of Section 16(a) of the  Exchange Act  or similar provisions of any federal, state or local statutory law;

            4.1.5.      In respect of any civil penalty arising out of a violation of the  federal  securities  laws under Section 21A of the  Exchange Act  or similar provisions of any federal, state or local statutory law;

            4.1.6.      In connection with a Claim by or in the right of the Corporation or any Subsidiary, except for reasonable Expenses incurred in connection with such Claim if it is determined that  Indemnitee has conducted himself in good faith and (a) that he reasonably believed (1) in the case of conduct in his Official Capacity with the Corporation or any Subsidiary, that his conduct was in the Corporation's or such Subsidiary's best interests; and (2) in all other cases, that his conduct was at least not opposed to  the Corporation's or such Subsidiary's best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful; or (b) that the Claim involved conduct for which indemnification has been made permissible or obligatory under a provision of the applicable Charter;

            4.1.7.      In connection with any Claim with respect to conduct for which  Indemnitee was adjudged liable on the basis that he received a financial benefit to which Indemnitee was not entitled, whether or not involving action in his Official Capacity;

            4.1.8.      If a final decision by a court having jurisdiction in the matter determines that such indemnification is unlawful; and

            4.1.9.      If Indemnitee's conduct giving rise to the Claim with respect to which indemnification is requested is finally adjudged to have been known by Indemnitee to be fraudulent, deliberately dishonest or willful misconduct.

            4.2.            No Duplication of Payments.  The Corporation shall not be liable under this Agreement to make any payment otherwise due and payable to the extent Indemnitee has otherwise actually received payment (whether under the Charter or the bylaws of the Corporation or of any Subsidiary, the D & O Insurance or otherwise) of any amounts otherwise due and payable under this Agreement, except to the extent the aggregate of Losses and Expenses to be indemnified exceeds the Losses and Expenses for which Indemnitee has been indemnified.

Section 5.                D & O Insurance

            5.1.            Current Policies.  The Corporation presently has in force and effect policies of D & O Insurance with such insurance companies, and having the policy numbers, amounts and deductibles as follows:

Insurer	Policy No.	Amount	Deductible

AEGIS	DO167A1A04	$35,000,000	None
EIM	90083804DO	$50,000,000	None

            Copies of such policies are available for inspection by Indemnitee at the Corporation's principal executive offices.

            5.2.            Continued Coverage.  The Corporation hereby covenants and agrees that, subject only to the provisions of Section 5.3 hereof, the Corporation shall maintain the D & O Insurance providing, in all respects, coverage at least comparable and in the same amount as the D & O Insurance specified in Section 5.1 hereof, for so long as Indemnitee shall continue to serve as a Director, and thereafter so long as Indemnitee shall be subject to any possible Claim relating to a Covered Event.

            5.3.            Limitations on D & O Insurance.  The Corporation shall have no obligation to maintain D & O Insurance if the  Board determines in good faith, as a matter of reasonable business judgment, that such insurance is not reasonably available, the premium cost for such insurance is substantially disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions as to provide an insufficient benefit.  The Corporation shall promptly inform Indemnitee in writing of such determination.

            5.4.            Indemnification.  The Corporation's indemnification obligation to Indemnitee under this Agreement shall not be affected by any reduction in, or cancellation of, the D&O Insurance (whether voluntary or involuntary on behalf of the Corporation).

Section 6.                Notifications and Defense of Claims

            6.1.            Notice by Indemnitee.  Indemnitee shall give notice in writing to the Corporation as soon as practicable after Indemnitee becomes aware of any Claim with respect to which indemnification will or could be sought under this Agreement; provided that the failure of Indemnitee to give such notice shall not relieve the Corporation of any obligations it may have to Indemnitee otherwise than under this Agreement.

            6.2.            Defense.

            6.2.1.      In the event any Claim relating to Covered Events is by or in the right of the Corporation or any Subsidiary, Indemnitee may, at the option of Indemnitee, either control the defense thereof or accept the defense provided under the D & O Insurance; provided, however, that Indemnitee may not control the defense if such decision would affect the coverage provided by the D & O Insurance, if any, to Indemnitee, the Corporation, any Subsidiary or the other Directors and officers covered thereby.  The Corporation shall not be entitled to assume the defense of any Claim relating to Covered Events brought by or in the right of the Corporation or any Subsidiary.

            6.2.2.      In the event any Claim relating to Covered Events is other than by or in the right of the Corporation or any Subsidiary, the Corporation shall be entitled to participate therein at its own expense.  Except as otherwise provided below, at the option of the Corporation, the Corporation, alone or jointly with any other notified indemnifying party, shall be entitled to assume the defense of any such Claim relating to Covered Events of which Indemnitee notifies the Corporation, with counsel reasonably satisfactory to Indemnitee.  After notice from the Corporation to Indemnitee of the Corporation's decision to assume the defense of the Claim, the Corporation shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of the Claim other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ counsel in such Claim but the Expenses in connection with employment of such counsel shall be borne by Indemnitee unless (i) the employment of such counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Claim, or (iii) the Corporation shall not within sixty (60) days in fact have employed counsel to assume the defense of such Claim, in each of which cases the Expenses in connection with employment of  Indemnitee's counsel shall be borne by the Corporation.  The Corporation shall not be entitled to assume the defense of any Claim relating to Covered Events as to which Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the course of defense of such Claim.

            6.2.3.      The Corporation shall have no obligation under this Agreement with respect to any amounts paid, or to be paid, in settlement of any Claim relating to any Covered Event without the express prior written consent of the Corporation to any related settlement.  In no event shall the Corporation authorize any settlement imposing any liability or other obligations on Indemnitee without the express prior written consent of Indemnitee.  Neither the Corporation nor Indemnitee shall unreasonably withhold consent to any proposed settlement.

Section 7.                Advancements; Determinations; and Payments

            7.1.            Advancement  of Expenses.

            7.1.1.      To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Corporation a written request for such advancement, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to such advancement.  Indemnitee must also furnish to the Corporation a written affirmation of his good faith belief that (a) he has conducted himself in good faith and (1) that he reasonably believed (A) in the case of conduct in his Official Capacity with the Corporation or any Subsidiary, that his conduct was in the Corporation's or such Subsidiary's best interests; and (B) in all other cases, that his conduct was at least not opposed to the Corporation's or such Subsidiary's best interests; and (C) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (2) that the Claim involved conduct for which indemnification has been made permissible or obligatory under a provision of the applicable Charter, or that (b) the Claim involves conduct for which liability has been eliminated under a provision of the applicable Charter, as authorized by  applicable law.  In addition, Indemnitee must furnish to the Corporation a written undertaking to repay the advance if it is ultimately determined that he is not entitled to indemnification.  Advances shall be made without regard to Indemnitee's ability to repay the advance and without regard to Indemnitee's ultimate entitlement to indemnification under the provisions of this Agreement.  Indemnitee's obligation to repay the Corporation for advances shall be unsecured and no interest shall be charged thereon.  Advances shall include any and all reasonable Expenses incurred by Indemnitee in pursuing an action to enforce this right of advancement.

            7.1.2.      If requested by Indemnitee, in accordance with Section 7.1.1 hereof, the Corporation shall advance to Indemnitee, no later than thirty (30) days following any such request, any and all Expenses for which  advancement has been requested in accordance with Section 7.1.1 hereof.

            7.2.            Determination of Indemnification; Appeal.

            7.2.1.      To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

            7.2.2.       Prior to any Change in Control, the Person or Persons who shall determine whether and to what extent Indemnitee is entitled to indemnification (the "Reviewing Party") shall be (i) if there are two (2) or more Disinterested Directors, the Board acting by a majority vote of all the Disinterested Directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two (2) or more Disinterested Directors appointed by such a vote; (ii)  Special Legal Counsel selected: (A) if there are fewer than two (2) Disinterested Directors, by the  Board, in which selection  Directors of the Corporation who do not qualify as Disinterested Directors may participate; or (B) by a majority vote of Disinterested Directors, a majority of whom shall for such purposes constitute a quorum; or (iii) the shareholders of the Corporation (if submitted by the  Board) but shares of stock owned by or voted under the control of any Indemnitee who is at the time party to the Claim may not be voted.  The Corporation shall notify Indemnitee in writing of such determination no later than two (2) business days thereafter.

            7.2.3.      After a Change in Control, the Reviewing Party shall be Special Legal Counsel selected in the manner set forth in clause (ii) of the first sentence in Section 7.2.2 hereof and approved by Indemnitee (which approval shall not be unreasonably withheld).  With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnification under this Agreement (including the determinations required in the context of Section 10 of this Agreement) or any other agreement or under applicable law, the Charter or the by-laws of the Corporation or any applicable Subsidiary now or hereafter in effect relating to indemnification for Claims arising out of Covered Events, the Corporation shall seek legal advice only from such Special Legal Counsel.  Such Special Legal Counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law.  The Corporation agrees to pay the reasonable fees of such Special Legal Counsel and indemnify fully such Special Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of such Special Legal Counsel pursuant hereto.

            7.2.4.      If a determination is made, in accordance with Section 7.2.2 or 7.2.3 hereof, that Indemnitee is entitled to all or a portion of the requested indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination.

            7.2.5.      If (i) no determination of entitlement to indemnification shall have been made within thirty (30) days after Indemnitee has made a request in accordance with Section 7.2.1 hereof, (ii) payment of indemnification pursuant to Section 7.2.4 hereof is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, (iii) it is determined pursuant to Section 7.2.2 or 7.2.3 hereof that Indemnitee is not entitled to indemnification under this Agreement or is only entitled to a portion of such indemnification, or (iv) Indemnitee has not received advancement of Expenses within thirty (30) days after making such a request in accordance with Section 7.1 hereof, Indemnitee shall have the right to enforce the indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Idaho seeking an initial determination by the court or challenging any determination made in accordance with Section 7.2.2 or 7.2.3 hereof or any aspect thereof.  Any determination made in accordance with Section 7.2.2 or 7.2.3 hereof not challenged by Indemnitee on or before the first anniversary of the date of the determination shall be binding on the Corporation and Indemnitee.  The remedy provided for in this Section 7.2.5 shall be in addition to any other remedies available to Indemnitee in law or equity.

Section 8.                Indemnification for Expenses Incurred in Enforcing Rights

            8.1.            The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any Claim asserted against or action brought by Indemnitee for (i) enforcement of this Agreement, (ii) indemnification of Expenses or Expense advances by the Corporation under this Agreement or any other agreement or under applicable law or the Charter or the bylaws of the Corporation or any applicable Subsidiary now or hereafter in effect relating to indemnification for Claims arising out of Covered Events, and/or (iii) recovery under the D & O Insurance.  The advancement of Expenses under this Section 8.1 shall be governed by Section 7.1 hereof.

Section 9.                Burden of Proof and Presumptions

            9.1.            Burden of Proof.  To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification or advancement of Expenses hereunder, it shall be presumed that Indemnitee is entitled to indemnification or advancement of Expenses under this Agreement if Indemnitee has submitted a request for indemnification or a request for advancement of Expenses in accordance with Section 7.2.1 or 8.1 hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any determination in accordance with Section 7.1.1, 7.2.2, 7.2.3 or 8.1 of this Agreement contrary to that presumption.

            9.2.            Plea of Nolo Contendere.  The termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not affect adversely either the right of Indemnitee to indemnification under this Agreement or the presumptions to which Indemnitee is otherwise entitled pursuant to the provisions of this Agreement nor create a presumption that Indemnitee did not meet any particular standard of conduct or have a particular belief or that a court has determined that indemnification is not permitted by applicable law.

            9.3.            Employee Plans.  If Indemnitee is serving an employee benefit plan at the request of the Corporation or a Subsidiary, Indemnitee's conduct with respect to the plan for a purpose he reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan shall be deemed to be not opposed to the best interests of the Corporation or the Subsidiary.

Section 10.            Establishment of Trust

            In the event of a Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust (the "Trust") for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Claim relating to a Covered Event.  The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party.  The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within thirty (30) days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to repay the Trust under the same circumstances for which Indemnitee would be required to repay the Corporation under Section 7.1.1 hereof), (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement, and (v) all unexpended funds in the Trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.  The trustee shall be a bank or trust company chosen by the Corporation and reasonably satisfactory to Indemnitee.  Nothing in this Section 10 shall relieve the Corporation of any of its obligations under this Agreement.  All income earned on the assets in the Trust shall be reported as income by the Corporation for federal, state, local, and foreign tax purposes.  The Corporation shall pay all costs of establishing and maintaining the Trust and shall indemnify the trustee against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.  If a Trust is created pursuant to this Section 10 and, thereafter, pursuant to the last paragraph of Section 2.4 hereof, the Change in Control is deemed not to have occurred, as soon as practicable after the Change in Control is deemed not to have occurred the Trust shall be revoked and any Trust funds shall revert to the Corporation (this Agreement constituting the Indemnitee's written consent to such revocation and reversion). Indemnitee agrees to cooperate and to take any actions as may reasonably be requested by the Corporation or the trustee of the Trust in connection with the revocation of the Trust and/or reversion of Trust funds pursuant to the preceding sentence.

Section 11.            Subrogation

            In the event of any payment under this Agreement to or on behalf of Indemnitee, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery in Indemnitee against any Person other than the Corporation or Indemnitee in respect of the Claim giving rise to such payment.  Indemnitee shall execute all papers reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 12.            Miscellaneous Provisions

            12.1.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of (a) the Corporation, its successors and assigns (including any direct or indirect successor by merger, consolidation, share exchange or operation of law or by transfer of all or substantially all of its assets) and (b) Indemnitee and the heirs, personal and legal representatives, executors, administrators or assigns of Indemnitee.

            12.2.        Severability.  The provisions of this Agreement are severable.  If any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, such provision and the remaining provisions shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

            12.3.        Rights Not Exclusive; Continuation of Right of Indemnification.  Nothing in this Agreement shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification pursuant to any provision of the Charter or bylaws of the Corporation or any Subsidiary, any agreement, vote of shareholders or Disinterested Directors, applicable law or otherwise[ADD THE FOLLOWING IF THIS AGREEMENT REPLACES AN EXISTING AGREEMENT--; provided, however, that this Agreement shall supersede the Prior Agreement in its entirety and as of the date of this Agreement Indemnitee shall have no further rights under the Prior Agreement].  This Agreement shall be effective as of the date first above written and continue in effect until no Claims relating to any Covered Event may be asserted against Indemnitee and until any Claims commenced prior thereto are finally terminated and resolved, regardless of whether Indemnitee continues to serve as a Director.

            12.4.        Subsequent Amendments.  No amendment, termination or repeal of any provision of the Charter or bylaws of the Corporation or any Subsidiary, or any respective successors thereto, shall affect or diminish in any way the rights of Indemnitee to indemnification, or the obligations of the Corporation, arising under this Agreement, whether the alleged actions or conduct of Indemnitee giving rise to the necessity of such indemnification arose before or after any such amendment, termination or repeal.

            12.5.        Notices.  Notices required under this Agreement shall be given in writing and shall be deemed given when delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid.  Notices shall be directed to the Corporation at its principal executive offices currently located at 1221 West Idaho Street, Boise, Idaho 83702, Attention: Corporate Secretary, and to Indemnitee at its address set forth below (or such other address as either party may designate in writing to the other party).

            12.6.        Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Idaho applicable to contracts made and performed in such state without giving effect to the principles of conflict of laws.

            12.7.        Headings.  The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

            12.8.        Counterparts.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one instrument.

            12.9.        Modifications and Waivers.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall constitute, or be deemed to constitute, a waiver of any other provisions hereof (whether or not similar) nor shall any such waiver constitute a continuing waiver.

            12.10.    Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any Affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action.  Any claim or cause of action of the Corporation or any Affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Attest:	IDACORP, Inc. By: ___________________________________ Name: J. LaMont Keen Title: President & Chief Executive Officer
____________________________________ Secretary: Thomas R. Saldin	Director ______________________________________ Name: